EXHIBIT 99.1

November 4, 2010

Cytori Reports Third Quarter & Nine Month 2010 Results

Cytori Therapeutics (NASDAQ:CYTX) reports third quarter and nine month 2010 financial results. Further details, including progress of the Company’s commercial activities and product development pipeline, are provided in the ‘November 2010 Shareholder Letter', which may be accessed at http://ir.cytoritx.com.

Recently, Cytori has executed the following milestones:

•	Grew system installed-base in Europe, Asia and U.S., bringing cumulative revenue-generating units worldwide to 135;

•	Shipped 221 consumables, including 162 consumable re-orders during the third quarter;

•	Expanded European Celution® regulatory approval to include breast reconstruction and other medical indications such as treatment of Crohn’s fistulas;

•	Received approval for and launched PureGraft™ into the U.S. and European plastic and reconstructive surgery markets;

•	Finalized protocol and identified initial sites for ADVANCE, the Company’s pivotal European heart attack study, with enrollment anticipated to begin in the first quarter of 2011;

•	Prepared Celution® pre-IDE applications, which will be submitted to FDA to initiate a U.S. soft tissue defect repair study; and

•	Capitalized the Company through 2012 from a public offering, raising $19.3 million in net proceeds.

Financial Results

Product revenues were $1.5 million for the quarter and $5.9 million for the first nine months in 2010, compared to $1.4 million and $4.6 million for the same time periods, respectively, in 2009. Gross profit was $0.6 million for the third quarter and $3.1 million for the first nine months of 2010, compared to $0.6 million and $1.9 million for the same periods respectively in 2009.

Revenue growth for the first nine months of 2010 compared to the same period in 2009 is due in part to increased demand for the Celution® System for private pay cosmetic surgery procedures and the sale of a StemSource® Cell Bank in each of the first two quarters of 2010, compared to one StemSource® Bank sale in the period in 2009. There was no StemSource® Cell Bank sale in the third quarter of 2010. Decline in third quarter 2010 consumable orders reflects seasonality of cosmetic procedures in July and August.

Total operating expenses were $10.3 million and $22.1 million for the third quarter and first nine months of 2010, respectively, compared to $7.0 million and $21.7 million for the same periods in 2009. The increase in operating expenses in the third quarter of 2010 is due in part to a $1.8 million non-cash change in the fair value of the warrant liability.  Total operating expenses reflect an increase in sales and marketing and general administration activities that was partially offset by a decrease in research and development costs.

Cash and cash equivalents as of September 30, 2010 were $30.7 million. An additional $19.3 million in net proceeds were raised subsequent to the end of the quarter through a public offering of common stock.

Outlook

Cytori continues to expand the number of Celution® and StemSource® products in the field while simultaneously investing in growing system adoption, consumable usage, and broadening the market. With the recent expanded CE Mark, European sales activities will be focused increasingly on hospitals, where the new medical indications that the Celution® System received will facilitate penetration. The claims expansion coupled with the upcoming release of complete results from RESTORE 2 are expected to support our breast reconstruction reimbursement efforts in Europe. The recently approved PureGraft™ product will be marketed as a broad based fat grafting product to the private pay plastic surgery market. PureGraft™ users then provide an enhanced base of potential customers of the premium Celution® System.  The Asia Pacific sales activities will continue to focus on a mix of research and cosmetic surgery sales, while looking to grow into at least one new geographic region by early next year. The U.S. sales activities will continue to focus on penetrating the U.S. private pay autologous fat grafting market with PureGraft™ while continuing to generate StemSource® System sales for research and banking.

Conference Call & Shareholder Letter

Cytori will host a conference call and question and answer session at 5:00 PM Eastern Time today to further discuss these results. The audio webcast of the conference call may be accessed under "Webcasts" in the Investor Relations section of Cytori's website (www.cytori.com). The webcast will be available live and by replay two hours after the call and archived for 90 days.

Cautionary Statement Regarding Forward-Looking Statements

This press release and shareholder letter include forward-looking statements regarding events, trends and business prospects, which may affect our future operating results and financial position. Such statements, including, but not limited to, the expectation that expanded European regulatory approval for Celution® and release of complete results from RESTORE 2will facilitate reimbursement efforts, improve our ability to sell systems to hospitals and expand our market opportunity, our belief that we can fund operations through 2012, our expectation that the US and European launch of PureGraft™ may enhance our Celution® customer base are all subject to risks and uncertainties that could cause our actual results and financial position to differ materially. Some of these risks and uncertainties include, but are not limited to, risks related to our history of operating losses, the need for further financing and our ability to access the necessary additional capital for our business, inherent risk and uncertainty in the protection of intellectual property rights, regulatory uncertainties regarding the collection and results of clinical data, uncertainties relating to the future success of our sales and marketing programs, dependence on third party performance, as well as other risks and uncertainties described under the "Risk Factors" in Cytori's Securities and Exchange Commission Filings on Forms 10-K and Form 10-Q. We assume no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made.

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CYTORI THERAPEUTICS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(UNAUDITED)

	As of September 30, 2010	As of December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$30,729,000	$12,854,000
Accounts receivable, net of allowance for doubtful accounts of $314,000 and $751,000 in 2010 and 2009, respectively	1,664,000	1,631,000
Inventories, net	3,065,000	2,589,000
Other current assets	974,000	1,024,000

Total current assets	36,432,000	18,098,000

Property and equipment, net	1,172,000	1,314,000
Restricted cash and cash equivalents	350,000	—
Investment in joint venture	512,000	280,000
Other assets	520,000	500,000
Intangibles, net	469,000	635,000
Goodwill	3,922,000	3,922,000

Total assets	$43,377,000	$24,749,000

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$5,406,000	$5,478,000
Current portion of long-term debt	4,211,000	2,705,000

Total current liabilities	9,617,000	8,183,000

Deferred revenues, related party	5,512,000	7,634,000
Deferred revenues	2,417,000	2,388,000
Warrant liability	4,448,000	6,272,000
Option liability	1,320,000	1,140,000
Long-term deferred rent	302,000	—
Long-term debt, less current portion	15,243,000	2,790,000

Total liabilities	38,859,000	28,407,000

Commitments and contingencies
Stockholders’ equity (deficit):
Preferred stock, $0.001 par value; 5,000,000 shares authorized; -0- shares issued and outstanding in 2010 and 2009	—	—
Common stock, $0.001 par value; 95,000,000 shares authorized; 45,909,194 and 40,039,259 shares issued and 45,909,194 and 40,039,259 shares outstanding in 2010 and 2009, respectively	46,000	40,000
Additional paid-in capital	205,219,000	178,806,000
Accumulated deficit	(200,747,000)	(182,504,000)

Total stockholders’ equity (deficit)	4,518,000	(3,658,000)

Total liabilities and stockholders’ equity (deficit)	$43,377,000	$24,749,000

CYTORI THERAPEUTICS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2010	2009	2010	2009

Product revenues:
Related party	$581,000	$9,000	$590,000	$582,000
Third party	938,000	1,377,000	5,286,000	3,994,000
	1,519,000	1,386,000	5,876,000	4,576,000

Cost of product revenues	920,000	782,000	2,733,000	2,645,000

Gross profit	599,000	604,000	3,143,000	1,931,000

Development revenues:
Development, related party	—	—	2,122,000	7,250,000
Research grant and other	65,000	5,000	93,000	27,000
	65,000	5,000	2,215,000	7,277,000
Operating expenses:
Research and development	2,480,000	2,618,000	7,026,000	9,006,000
Sales and marketing	2,932,000	1,621,000	7,356,000	4,369,000
General and administrative	3,060,000	2,483,000	9,331,000	7,287,000
Change in fair value of warrants	1,803,000	446,000	(1,824,000)	1,558,000
Change in fair value of option liability	(20,000)	(140,000)	180,000	(560,000)

Total operating expenses	10,255,000	7,028,000	22,069,000	21,660,000

Operating loss	(9,591,000)	(6,419,000)	(16,711,000)	(12,452,000)

Other income (expense):
Interest income	3,000	2,000	6,000	19,000
Interest expense	(759,000)	(346,000)	(1,288,000)	(1,120,000)
Other expense, net	(27,000)	(31,000)	(152,000)	(139,000)
Equity loss from investment in joint venture	(43,000)	(8,000)	(98,000)	(35,000)

Total other expense	(826,000)	(383,000)	(1,532,000)	(1,275,000)

Net loss	$(10,417,000)	$(6,802,000)	$(18,243,000)	$(13,727,000)

Basic and diluted net loss per common share	$(0.23)	$(0.18)	$(0.40)	$(0.39)

Basic and diluted weighted average common shares	45,905,580	37,176,165	45,185,774	34,893,303

CYTORI THERAPEUTICS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Nine Months Ended September 30,
	2010	2009
Cash flows from operating activities:
Net loss	$(18,243,000)	$(13,727,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	772,000	1,279,000
Amortization of deferred financing costs and debt discount	449,000	559,000
Warranty provision	—	(23,000)
Provision for doubtful accounts	428,000	450,000
Change in fair value of warrants	(1,824,000)	1,558,000
Change in fair value of option liability	180,000	(560,000)
Share-based compensation expense	2,294,000	1,991,000
Equity loss from investment in joint venture	98,000	35,000
Increases (decreases) in cash caused by changes in operating assets and liabilities:
Accounts receivable	(452,000)	(997,000)
Inventories	(476,000)	249,000
Other current assets	(104,000)	(26,000)
Other assets	(64,000)	49,000
Accounts payable and accrued expenses	(72,000)	(1,066,000)
Deferred revenues, related party	(2,122,000)	(7,250,000)
Deferred revenues	29,000	(33,000)
Long-term deferred rent	302,000	(168,000)

Net cash used in operating activities	(18,805,000)	(17,680,000)

Cash flows from investing activities:
Purchases of property and equipment	(473,000)	(100,000)
Cash invested in restricted cash	(350,000)	—
Investment in joint venture	(330,000)	—

Net cash used in investing activities	(1,153,000)	(100,000)

Cash flows from financing activities:
Principal payments on long-term debt	(5,454,000)	(1,419,000)
Proceeds from long-term debt	20,000,000	—
Debt issuance costs and loan fees	(559,000)	—
Proceeds from exercise of employee stock options and warrants	7,050,000	71,000
Proceeds from sale of common stock and warrants	17,314,000	16,865,000
Costs from sale of common stock and warrants	(518,000)	(1,141,000)
Proceeds from sale of treasury stock	—	3,933,000

Net cash provided by financing activities	37,833,000	18,309,000

Net increase in cash and cash equivalents	17,875,000	529,000

Cash and cash equivalents at beginning of period	12,854,000	12,611,000

Cash and cash equivalents at end of period	$30,729,000	$13,140,000